EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Capitol Bancorp, Ltd. Employee Stock Ownership Plan
Lansing, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-30521) of our report dated June 25, 2009, relating to the financial statements and supplemental schedules of Capitol Bancorp, Ltd. Employee Stock Ownership Plan appearing on this Form 11-K for the year ended December 31, 2008.

/S/ BDO SEIDMAN, LLP

Grand Rapids, Michigan
June 25, 2009